FOR IMMEDIATE RELEASE

ALGODON WINES & LUXURY DEVELOPMENT GROUP ANNOUNCES COMMON STOCK NOW DTC ELIGIBLE

NEW YORK, NY – (April 13, 2016): Algodon Wines & Luxury Development Group, Inc. (OTCQB: VINO) (Algodon Group), a luxury lifestyle brand company focused on Argentina with a portfolio of real estate assets and world-class wines, announced today that its securities have become eligible for deposit at the Depository Trust Company (DTC). The DTC provides clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities and also brings efficiency to the securities industry by retaining custody of more than 3.5 million securities issues valued at US$37.2 trillion, including securities issued in the United States and more than 131 countries and territories.

Algodon Group is the only publicly quoted real estate development brand, with unleveraged luxury lifestyle assets and premium wines, currently focused on Argentina. In addition, Algodon Group files reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. Assets currently include an ultra-luxury boutique hotel in Buenos Aires and a 2,050 acre (825 ha) luxury real estate development, wine resort and winery, in San Rafael, Mendoza. The resort features 325 acres (131 ha) of vineyards dating back to 1946, and Algodon wines have received numerous international accolades.

“This represents yet another step forward for Algodon Group, by enhancing our liquidity,” says Algodon Group’s Chairman and Founder, Scott Mathis. “We are pleased that our common stock is now DTC eligible which will allow our stockholders to deposit their Algodon shares with their broker and will simplify the process by which shares can be traded. Along with Algodon’s quotation on the OTCQB® Venture under the trading symbol ‘VINO’, we anticipate that the DTC eligibility will make our shares more attractive to current and potential investors. The world is finally once again looking with optimism at Argentina’s considerable potential for opportunity and greatness. We have been there, investing before the crowd, for the last decade, and now with Argentina’s new president Mauricio Macri strongly promoting business-friendly platforms, we believe the country may be entering its next golden age of economic growth. This is an exciting time to finally launch our boat in the public waters, with the goal to grow.” Stockholders who wish to deposit their Algodon shares with DTC should contact their broker.

About Algodon Wines & Luxury Development Group (Algodon Group)

In building our luxury brand ALGODON®, one of prestige, distinction and elegance, we begin with a focus on the quality and reputation of our award-wining wines. Algodon Wines ultimately serve as our ambassador, as we then identify and develop vineyard operations, luxury lifestyle properties, and other real estate assets and opportunities. Our company has a passion for seeking outstanding opportunities in spectacular settings. As we continue to produce the ultra-fine wines for which we have become recognized, we expect that our reputation for quality will only continue to grow and accordingly increase the value of our company’s brand and real estate holdings. Algodon’s non-leveraged, luxury assets serve as our mainstay and are currently concentrated in Argentina, which we believe represents one of the most undervalued investment sectors in the world today.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in a Form 10-K filed on March 30, 2016. It is important that each person reviewing this release understand the significant risks attendant to the operations of Algodon. Algodon disclaims any obligation to update any forward-looking statement made herein.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities described herein have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to exemptions therefrom.

For further information, please contact:

Contact:

Algodon Group

Eric Stear, Corporate Communications & Marketing Manager

212.739.7669

rstear@algodongroup.com